EXHIBIT 99.5(a)

Application Form for Individual Flexible Premium Variable Accumulation Annuity Contract

                                                                 EXHIBIT 99.5(A)

PACIFIC PORTFOLIOS APPLICATION                            [LOGO OF PACIFIC LIFE]
Pacific Life Insurance Company, PO Box 100060, Pasadena, CA 91189-0060
Express mail address: Pacific Life, C/O FCNPC, 1111 South Arroyo Parkway,
Suite 430, Pasadena, CA 91105
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1a ANNUITANT (See instructions for retirement plans.)

-------------------------------  -------------------  --------------------------
First Name                            Middle                    Last

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Street Address

--------------------------------   -----------------------   -------------------
City                                     State                    Zip

SSN/TIN ___ ___ ___ ___ ___ ___ ___ ___ ___

Sex:   [_]M  [_]F  Date of Birth: _____ - _____ - _____

Phone:  (      )
        -----------------------------------------------
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1b ANNUITANT (Optional, check one.) [_] Joint  [_] Contingent (Not applicable for qualified plans.)

-------------------------------  -------------------  --------------------------
First Name                            Middle                    Last

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Street Address

--------------------------------   -----------------------   -------------------
City                                     State                    Zip

SSN/TIN ___ ___ ___ ___ ___ ___ ___ ___ ___

Sex:   [_]M  [_]F  Date of Birth: _____ - _____ - _____

Annuitant's Spouse?  [_] Yes  [_] No
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2a OWNER (If same as Annuitant, check here [_].  See instructions for owners on qualified plans.)

-------------------------------  -------------------  --------------------------
First Name                            Middle                    Last

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Street Address

--------------------------------   -----------------------   -------------------
City                                     State                    Zip

SSN/TIN ___ ___ ___ ___ ___ ___ ___ ___ ___

Sex:   [_]M  [_]F  Date of Birth: _____ - _____ - _____

Phone:  (      )
        -----------------------------------------------
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2b OWNER (Optional, check one.)   [_] Joint  [_] Contingent

-------------------------------  -------------------  --------------------------
First Name                            Middle                    Last

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Street Address

--------------------------------   -----------------------   -------------------
City                                     State                    Zip

SSN/TIN ___ ___ ___ ___ ___ ___ ___ ___ ___

Sex:   [_]M  [_]F  Date of Birth: _____ - _____ - _____

Owner's Spouse?  [_] Yes  [_] No
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3 BENEFICIARY (Use Special Requests section or enclose a signed and dated letter of instruction if you need to provide additional information.)

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Beneficiary Name                   [_] Primary                   [_] Contingent

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Beneficiary Name                   [_] Primary                   [_] Contingent

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Beneficiary Name                   [_] Primary                   [_] Contingent

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4 TYPE OF PLAN

   [_] Non-qualified        [_] SEP-IRA           [_] 457
   [_] Conduit IRA          [_] 401(a)/Pension    [_] Keogh/HR10
   [_] IRA                  [_] 401(k)            [_] 403(b)/TSA Transfer
   [_] Roth IRA             [_] SIMPLE IRA (Also complete the SIMPLE/Roth
   form for either of these IRAs.)

Payment Type:  (See instructions.)
------------
        [_] Transfer (Attach transfer form/s.)
        [_] Rollover      $________________
        [_] Contribution  $________________ for tax year ____
                          $________________ for tax year ____
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5 ISSUE STATE                          6 INITIAL PURCHASE PAYMENT

  ___________________                  [_] Amount with application
  Enter the state                      $________________
  where application                    [_] 1035 exchange/estimated transfer
  was signed.                          $________________
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7 TELEPHONE AUTHORIZATION  (Owner/Owners must check and initial.)

  [_] _______________  [_] _______________

By initialing, Pacific Life is authorized and directed to act on telephone instructions from any person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life, its affiliates, directors, trustees, officers, employees, representatives and/ or agents, will be held harmless for any claim, liability, loss or cost.
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8 REPLACEMENT

Will the purchase of this annuity replace or change any existing life insurance
or annuity?  [_] Yes    [_] No
(If yes, write insurance company name, contract number, and contract type (e.g. life insurance, fixed annuity, or variable annuity) in Special Requests section and attach any required state replacement and/or 1035 exchange/transfer forms.)
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                                                                   *280-7C1*
95-00  11/97         (Please complete the following pages)          280-7C 11/97

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9  TRANSFERS (Choose only one of the four options, then
   frequency, start date, number of transfers and account below.)

A.  Transfer Options
--------------------

Earnings Sweep:
1 [_] Sweep previous period's earnings of either the Fixed
Option or the Money Market account to the target account(s)
indicated below. (Choose one source account.  If also
rebalancing, only Fixed Option available.)
[_] Fixed     [_] Money Market

Dollar Cost Averaging:
2 [_] Deplete the source account in (indicate number)
__________ transfers to the target account(s) indicated below.

3 [_] Transfer $____________ each time from the source account to the target account(s) indicated below.

4 [_] Transfer ________% annually from the source account to the target account(s) indicated below.

B. Frequency: (Choose one.)
------------
[_] Monthly  [_] Quarterly  [_] Semi-Annually  [_] Annually

C. Start Date: __-__-__
-------------

D. Number of Transfers: (If option 1, 3 or 4 selected above,
----------------------
indicate number.) ________

E. Accounts:
-----------
Source: (If option 2,                Target: (Must be different than
------                               ------
3 or 4 selected above,               source. Total must equal either
choose one.)                         100% or total $ transfer amount.)
[_] DCA Plus (Option 2 only)
[_] Money Market                     Money Market        __________
[_] High Yield Bond                  High Yield Bond     __________
[_] Managed Bond                     Managed Bond        __________
[_] Govt. Securities                 Govt. Securities    __________
[_] Aggressive Equity                Aggressive Equity   __________
[_] Growth LT                        Growth LT           __________
[_] Equity Income                    Equity Income       __________
[_] Multi-Strategy                   Multi-Strategy      __________
[_] Equity                           Equity              __________
[_] Bond and Income                  Bond and Income     __________
[_] Equity Index                     Equity Index        __________
[_] International                    International       __________
[_] Emerging Markets                 Emerging Markets    __________

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10 PRE-AUTHORIZED WITHDRAWALS (Choose one option only, then frequency, start date, term, taxes, source and payee below. Attach a voided check for electronic transfers.)

Withdrawal Options:
------------------
1 [_] Withdraw $__________ each time from the source account(s) indicated below. [_] Net of charges [_] Gross of charges (Will be net if not selected.)

2 [_] Withdraw __________% annually from the source account(s) indicated below. [_] Net of charges [_] Gross of charges
(Will be gross if not selected.)

Frequency: (Choose one.)
---------
[_] Monthly  [_] Quarterly  [_] Semi-Annually  [_] Annually

Start Date: __-__-__
----------

Term:      [_]_____ Months (Enter number of months.)
           [_]_____ Years (Enter number of years.)

Federal Taxes:                       Source: (Choose one or more.
-------------                        ------
[_] Do Not Withhold                  Total must equal either 100% or
[_] Withhold _____%                  total $ withdrawal amount.)
(If not specified, a                 Fixed              ___________
minimum 10% federal tax              Money Market       ___________
on non-qualified plans               High Yield Bond    ___________
and IRAs will be withheld.           Managed Bond       ___________
Mandatory 20% on                     Govt. Securities   ___________
qualified plans will be              Aggressive Equity  ___________
withheld.  State mandated            Growth LT          ___________
income tax will be                   Equity Income      ___________
withheld where required              Multi-Strategy     ___________
by law.)                             Equity             ___________
                                     Bond and Income    ___________
                                     Equity Index       ___________
                                     International      ___________
                                     Emerging Markets   ___________
Third Party Payee:
-----------------
Indicate name and address of payee, if other than owner:

-------------------------   ------------   ----------------------------
First Name                     Middle                 Last

----------------------------------------   ----------------------------
Institution                                       Account Number

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Street Address

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City                                       State            Zip

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11 PRE-AUTHORIZED CHECKING (Please attach a voided
   check. To begin the plan, the first minimum installment must accompany this application.)

Collect $__________ monthly by initiating automatic withdrawals from my account as indicated on the attached voided check. Payments will be applied according to the allocations on this application or more current instructions, if any.

Start Date: __-__-__
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                                               280-7C 11/97          *280-7C2*

PACIFIC PORTFOLIOS APPLICATION INSTRUCTIONS              [LOGO OF PACIFIC LIFE]

Send this completed application, with payment or 1035 Tax-Free Exchange or Transfer of Assets form to: Pacific Life Insurance Company, PO Box 100060, Pasadena, CA 91189-0060. Our phone number is (800) 722-2333. Our express mail address is: Pacific Life, C/O FCNPC, 1111 South Arroyo Parkway, Suite 430, Pasadena, CA 91105.


1  Annuitants:                 There are many combinations of owner and annuitant registrations which may result in different
2  Owners:                     consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. Joint or contingent owners and/or joint annuitants cannot be named on retirement plans. For IRAs, owner and annuitant must be the participant. For pension/profit sharing,
                               401(k) and Keogh/HR10 plans, name plan as owner and annuitant. For 403(b) plans, name participant as both owner and annuitant. Use the Special Requests section to clarify registrations. Spousal signatures may be required for certain actions in qualified plans. Consult a tax adviser to properly structure qualified plans and effect transfers.

3  Beneficiary:                Beneficiaries will be joint if no boxes are checked. Joint beneficiaries will share equally with the rights of survivorship. In the event of death, with a spouse as a joint beneficiary, the Contract may not be continued. Beneficiary designations may be irrevocable. Please use the Special Requests section to indicate this option.

4  Type Of Plan:               A conduit IRA is used to move from a qualified plan with intent to move to another qualified plan at a later date. Subsequent contributions are not permitted. Transfer indicates a trustee to trustee or custodian to custodian transfer only. If initial payment represents both a rollover and a contribution, indicate amounts for each. Ensure the total matches the check.

5  Issue State:                Indicate the state where the application is signed.

6  Initial Purchase:           Indicate the initial purchase payment in U.S. dollars. Initial non-qualified minimum $5,000, $250 subsequent; qualified minimum $2,000, $50 subsequent.

7  Telephone Authorization:    If the Contract is jointly owned, both owners must check and initial.

8  Replacement:                Complete and attach a Transfer/Exchange form and any required state replacement forms.

9  Transfers:                  Contract must be issued for at least 30 days. Actual start date may occur after date elected.
                               Minimum source account value $5,000. Minimum initial transfer amount $250. Select target accounts that are different than the source account. Target accounts must total either 100% for options 1, 2 and 4 or transfer amount for option 3. Earnings sweep: If rebalancing, earnings sweep allowed only from the Fixed Option. If not rebalancing, earnings sweep allowed from either the Fixed Option or the
                               Money Market. Deplete source account: The DCA Plus Fixed Option must be completed in 12 monthly transfers. Transfer dollars: Last transfer will not occur if remaining balance is less than amount selected. Transfer percentages: Annual percentage will be divided by the frequency selected.

10 Pre-Authorized              Contract must be issued for 30 days. Actual start date may occur after date elected. Minimum
   Withdrawals:                withdrawal $250. Annual percentage will be divided by the frequency selected. Net payment reflects deduction of fees and charges but will be further reduced by any taxes, if withholding is applicable and will be pro-rated from all investment options if none is selected. Withdrawals may be taken from qualified plans if allowed.

11 Pre-Authorized Checking:    Initial minimum purchase may be met over maximum 12 months. The first installment must accompany this application. Monthly non-qualified minimum $400, qualified minimum $250.

12 Annuity Start Date:         Annuity date cannot be prior to first Contract anniversary. For non-qualified plans, if no date is chosen, annuity date is the Annuitant's 95th birthday. For qualified plans, if no date is chosen, annuity date is April 1 of year after the Annuitant reaches age 70 1/2.

13 Allocation Options:         Allocations must total 100% or equal total purchase payment.

14 Rebalancing:                Contract must be issued for at least 30 days. Actual start date may occur after date elected. If no date is chosen, rebalancing will occur on the first business day of the frequency selected and every period after. Variable account percentages will be prorated, excluding Fixed Option and GIO balances. The Fixed Option and GIOs may not be rebalanced. If variable account rebalancing is chosen, then earnings sweep may be made only from the Fixed Option and not the Money Market.
                               Additional purchase payments to accounts other than those selected on this application will not be rebalanced. To change allocations, complete a new transfer form.

15 Special Requests:           Use this section to indicate unique registrations and other special instructions.

16 Statement Of Applicant:     This section contains information about the Contract, if issued. Please read it carefully. Some provisions may conflict with qualified plans or with applicable laws and regulations.

17 Statement Of Agent:         Your agent must complete and sign this section.


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12 ANNUITY START DATE (Optional, annuity date cannot
   be prior to first contract anniversary.)

   __-__-__
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13 ALLOCATION OPTIONS (Indicate either whole
   percentages or dollars. Total must equal either
   100% or initial purchase payment.)

Pacific Life ................   DCA Plus               _________
Pacific Life ................   Fixed                  _________
Pacific Life ................   Money Market           _________
Pacific Life ................   High Yield Bond        _________
PIMCO .......................   Managed Bond           _________
PIMCO .......................   Govt. Securities       _________
Alliance Capital ............   Aggressive Equity      _________
Janus .......................   Growth LT              _________
J.P. Morgan Inv. ............   Equity Income          _________
J.P. Morgan Inv. ............   Multi-Strategy         _________
Goldman Sachs ...............   Equity                 _________
Goldman Sachs ...............   Bond and Income        _________
Bankers Trust ...............   Equity Index           _________
Morgan Stanley ..............   International          _________
Blairlogie ..................   Emerging Markets       _________
Pacific Life ................   Three-Year GIO         _________
Pacific Life ................   Six-Year GIO           _________
Pacific Life ................   Ten-Year GIO           _________
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14 REBALANCING [_] (Variable accounts will be rebalanced
   to the allocation percentages on this application.)

 Frequency: (Choose one.)
 ---------
 [_] Quarterly  [_] Semi-Annually  [_] Annually

 Start Date: __-__-__
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15 SPECIAL REQUESTS



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16 STATEMENT OF APPLICANT
  My agent and I discussed my financial background and as a result I believe this Contract will meet my insurable needs and financial objectives. I have considered the appropriateness of full or partial replacement of any existing life insurance or annuity, if applicable. I understand that Contract Values may increase or decrease depending on the investment experience of the Variable Accounts. Contract Values under the Variable Accounts are variable and are not guaranteed.

  I have received prospectuses. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity Contract issued by Pacific Life. I acknowledge that corrections to my Contract may be made from the application. My acceptance of this Contract constitutes acceptance of these corrections. If there are joint applicants, the Contract, if issued, will be owned by the joint applicants as Joint Tenants With The Right Of Survivorship and not as Tenants In Common.

  Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT MAY VARY AS TO DOLLAR AMOUNT TO THE EXTENT THAT THEY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SELECTED PORTFOLIO(S). This Contract is not covered by an insurance guaranty fund or other solvency protection arrangement, therefore the policyholder bears the risk that the company will not fulfill its obligations under the Contract.

  My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholding resulting from failure to report all interest or dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

------------------------------   ------------------------------   ----------
Owner Signature (If different    Annuitant Signature              Date
from Annuitant)

------------------------------   ------------------------------   ----------
Joint/Contingent Owner           Joint/Contingent Annuitant       Date
Signature                        Signature

Signed at
          ----------------------------------------------------------------------
               City                                   State
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17 STATEMENT OF AGENT

Will this Contract replace or change any existing life insurance or annuity in
this or any other company? [_] Yes   [_] No  If yes, explain in Special
Requests section. I certify that I am authorized and qualified to discuss this Contract. I have explained to the applicant how the annuity will meet their insurable needs and financial objectives. I have discussed the appropriateness of replacement, if applicable.

_________________________   _____________________________   ___-__-____
Agent Full Name (Print)     Agent Signature                 Agent SSN (Required)

(   )
_________________________   _____________________________  _____________________
Agent Phone Number          Broker/Dealer Name             Brokerage Account
                                                           Number
Option  [_] A   [_] B   [_] C
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                                                        280-7C 11/97   *280-7C3*